                                                                       Exhibit 7

                                ESCROW AGREEMENT

         Pursuant to this Escrow Agreement (this "Agreement"), dated May 3, 2002, Environmental Power Corporation, a Delaware corporation ("EPC"), and Benjamin J. Brant ("Brant" and together with EPC, the "Depositors") hereby establish Escrow Account No. 77095040 (the "Account") with U.S. Bank Trust National Association, a national banking association (the "Agent"), to be maintained and administered in accordance with the following terms and conditions:

         The EPC securities and stock powers described on Schedule I attached hereto and incorporated herein (together with any funds paid to the Agent by EPC or its designees to purchase securities in the Account and any interest earned thereon, the "Assets") will be deposited in the Account upon delivery thereof to the Agent at its office in New York, New York, in the manner and at the time(s) specified in the said Schedule I. The Agent is hereby authorized and directed by each of the Depositors, as their escrow agent, to hold, deal with and dispose of the Assets as provided in the instructions set forth in Schedule II attached hereto and incorporated herein; subject, however, to the terms and conditions set forth below, which, in all events, shall govern and control over any contrary or inconsistent provisions contained in Schedules I or II attached hereto.

         1.       Agent's Duties. Agent's duties and responsibilities shall be
                  --------------
limited to those expressly set forth in this Agreement, and Agent shall not be subject to, or obliged to recognize, any other agreement between any or all of the Depositors or any other persons even though reference thereto may be made herein; provided, however, this Agreement may be amended at any time or times by an instrument in writing signed by all the parties hereto. Agent shall not be subject to or obligated to recognize any notice, direction or instruction of any or all of the parties hereto or of any other person, except as expressly provided for and authorized in Schedule II and in performing any duties under this Agreement, Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Agent.

         2.       Court Orders or Process. If any controversy arises between the
                  -----------------------
Depositors to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, Agent will not be required to determine the controversy or to take any action regarding it. Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Agent's discretion, Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Agent will not be liable for interest or damage. Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Account, the Assets or this Escrow Agreement, without determination by the Agent of such court's jurisdiction in matter. If any Assets are at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the

Depositors or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         3.       Agent's Actions and Reliance. Agent shall not be personally
                  ----------------------------
liable for any act taken or omitted by it hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. Agent shall also be fully protected in relying upon any written notice, instruction, direction, certificate or document which in good faith it believes to be genuine.

         4.       Collections. Unless otherwise specifically indicated in
                  -----------
Schedule II, Agent shall proceed as soon as practicable to collect any checks, interest due, matured principal or other collection items with respect to Assets at any time deposited in the Account. All such collections shall be subject to the usual collection procedures regarding items received by Agent for deposit or collection. Agent shall not be responsible for any collections with respect to Account Assets if Agent is not registered as record owner thereof or otherwise is not entitled to request or receive payment thereof as a matter of legal or contractual right. All collection payments shall be deposited to the Account, except as otherwise provided in Schedule II. Agent shall not be required or have a duty to notify anyone of any payment or maturity under the terms of any instrument, security or obligation deposited in the Account, nor to take any legal action to enforce payment of any check, instrument or other security deposited in the Account. The Account is a safekeeping escrow account, and no interest shall be paid by Agent on any money deposited or held therein, except as provided in Section 6 hereof.

         5.       Agent Responsibility. Agent shall not be responsible or liable
                  --------------------
for the sufficiency or accuracy of the form, execution, validity or genuineness of documents, instruments or securities now or hereafter deposited in the Account, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein. Registered ownership of or other legal title to Assets deposited in the Account shall be maintained in the name of Agent, or its nominee, only if expressly provided in Schedule II. Agent may maintain qualifying Assets in a Federal Reserve Bank or in any registered clearing agency (including, without limitation, the Depository Trust Company) as Agent may select, and may register such deposited Assets in the name of Agent or its agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or a nominee of either. Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Agreement.

         6.       Investments. All monies held in the Account shall be invested
                  -----------
by Agent in its name or its nominee's name, in such instruments or securities and at the written direction of the such Depositor, as expressly authorized in
Schedule II. Such Depositor shall furnish the Agent with written instructions to sell securities (including shares or units in any money market mutual funds) to make any payments from the Account as provided hereunder. If no such instructions are received, Agent is authorized to sell any such securities held in the Account as necessary for that purpose. Agent shall not be responsible for the selection, quality or maturity of such investments, or for the timely reinvestment of interest or maturity proceeds thereof except as provided in the immediately following paragraph.

         In the absence of duly authorized and complete directions regarding investment of cash held in the Account, Agent shall automatically invest and reinvest the same in units of the money market mutual funds identified on Schedule III attached hereto and incorporated herein, which funds may be managed by an affiliate of the Agent.

         Monies credited to any account or fund maintained hereunder which are uninvested pending disbursement or receipt of proper investment directions or as directed herein, may be deposited to and held in a non-interest bearing demand deposit account established with the Commercial Banking Department of the Agent or with any bank affiliated with the Agent, without the pledge of securities to or other collateralization of such deposit accounts.

         The Depositors acknowledge and agree that the Agent is authorized to invest from or through its trust department or any other bank affiliated with Agent through common control by U.S. Bancorp.

         7.       Notices/Directions to Agent. Notices and directions to Agent
                  ---------------------------
from Depositors, or from other persons authorized to give such notices or directions as expressly set forth in Schedule II, shall be in writing and signed by an authorized representative as identified pursuant to Schedule II, and shall not be deemed to be given until actually received by Agent's employee or officer who administers the Account. Agent shall not be responsible or liable for the authenticity or accuracy of notices or directions properly given hereunder if the written form and execution thereof on its face purports to satisfy the requirements applicable thereto as set forth in Schedule II, as determined by Agent in good faith without additional confirmation or investigation.

         8.       Books and Records. Agent shall maintain books and records
                  -----------------
regarding its administration of the Account, and the deposit, investment, collections and disbursement or transfer of Assets, shall retain copies of all written notices and directions sent or received by it in the performance of its duties hereunder, and shall afford each Depositor reasonable access, during regular business hours, to review and make photocopies (at Depositor's cost) of the same.

         9.       Disputes Among Depositors and/or Third Parties. In the event
                  ----------------------------------------------
Agent is notified of any dispute, disagreement or legal action between or among any of the Depositors, and/or any third parties, relating to or arising in connection with the Account, the Assets or the performance of the Agent's duties under this Agreement, the Agent shall be authorized and entitled, subject to
Section 2 hereof, to suspend further performance hereunder, to retain and hold the Assets then in the Account and take no further action with respect thereto until the matter has been fully resolved, as evidenced by written notification signed by all Depositors and any other parties to such dispute, disagreement or legal action.

         10.      Notice by Agent. Any notices which Agent is required or
                  ---------------
desires to give hereunder to any of the Depositors shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such Depositor (or to such other address as said Depositor may have theretofore substituted therefor by written notification to Agent), by United States certified or registered mail, postage prepaid. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the Depositor to whom it was mailed at the time it is deposited in the United States mail by Agent whether or not such undersigned thereafter actually receives such notice. Whenever under the terms hereof the time for Agent's giving a notice or performing an act falls upon a Saturday, Sunday, or holiday, such time shall be extended to the next business day.

         11.      Legal Counsel. If Agent believes it to be reasonably necessary
                  -------------
to consult with counsel concerning any of its duties in connection with the account or this Agreement, or in case Agent becomes involved in litigation on account of being escrow agent hereunder or on account of having received property subject hereto, then in either case, its costs, expenses, and reasonable attorney's fees shall be paid one-half by each Depositor.

         12.      Agent Compensation. Agent shall be paid a fee for its services
                  ------------------
as set forth on Schedule IV attached hereto and incorporated herein, which shall be subject to increase upon notice sent to Depositors, and reimbursed for its reasonable costs and expenses incurred. If Agent's fees, or reasonable costs or expenses, provided for herein, are not promptly paid, Agent shall have the right to sell such portion of the Assets held in the Account as necessary and reimburse itself therefor from the proceeds of such sale or from the cash held in the Account. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for in this Agreement, or if the Depositors request a substantial modification of its terms, or if any controversy arises, or if Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Depositors jointly and severally promise to pay these sums upon demand. The Depositors shall be jointly and severally liable to pay all Agent's usual charges and Agent may deduct such sums from the funds deposited. As between themselves, the Depositors shall each be responsible for one-half of such charges. The Depositors and their respective successors and assigns agree jointly and severally to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or incurred by Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

         13.      Agent Resignation. It is understood that Agent reserves the
                  -----------------
right to resign at any time by giving written notice of its resignation, specifying the effective date thereof, to the Depositors. Within 30 days after receiving the aforesaid notice, the Depositors agree to appoint a successor escrow agent to which Agent may transfer the Assets then held in the Account, less its unpaid fees, costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the 30-day period, Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorney's fees which Agent incurs in connection with such a proceeding shall be paid by the Depositors.

         14.      Notices. All notices, demands and other communications to be
                  -------
given or delivered under or by reason of the provisions of this Agreement will be in writing and personally delivered, delivered by courier, mailed by first class mail, return receipt requested, or sent by facsimile (with such facsimile followed by mailing first class mail). Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below or to such other place and with such other copies as any party may designate as to itself by written notice to the others:

         Notices to Brant:

                        Benjamin J. Brant
                        7553 S. Gartner Road
                        Evergreen, CO  80439
                        Facsimile No. (303) 384-0020

         Notices to EPC:

                        Environmental Power Corporation
                        One Cate Street, 4th Floor
                        Portsmouth, NH  03801
                        Attention:  Donald A. Livingston
                        Facsimile No. (603) 431-2650

         With a copy to:

                        Dorsey & Whitney LLP
                        250 Park Avenue
                        New York, NY 10177
                        Attention:  Steven I. Himelstein, Esq.
                        Facsimile No. (212) 953-7201

         Notices to Agent:

                        US Bank
                        Corporate Trust Services
                        100 Wall Street, 16th Floor
                        New York, NY  10005
                        Attn:  Adam Berman
                        Facsimile No. (212) 509-3384

All such notices, requests, instructions, documents and other communications will (i) if delivered personally or by courier, be deemed given upon delivery,
(ii) if delivered by facsimile transmission, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above, be deemed given upon receipt.

         15.      Governing Law.  This Escrow Agreement shall be construed,
                  -------------
enforced, and administered in accordance with the laws of the State of New York.

         The Agent hereby agrees to hold, deal with and dispose of the Assets at any time deposited to the Account in accordance with the foregoing Escrow Agreement.

         16.      Automatic Succession. Any company into which the Agent may be
                  --------------------
merged or with which it may be consolidated, or any company to whom Agent may transfer a substantial amount of its Escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ENVIRONMENTAL POWER CORPORATION

                                            By: ________________________________
                                                Donald A. Livingston,
                                                President:

                                            By: ________________________________
                                                Benjamin J. Brant

                                            U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Agent

                                            By: ________________________________
                                                Name:
                                                Title:

                                  SCHEDULE I
                                  ----------

                              DELIVERY OF ASSETS
                              ------------------

Description of Assets                       Means of Delivery          Date of Delivery
---------------------                       -----------------          ----------------
Certificate No. 7629 representing           Physical delivery          May, 2002
1,802,486 shares of EPC Common Stock
(the "Option Shares"), together with
fifteen (15) stock powers, executed in
blank by Brant

                                   SCHEDULE II
                                   -----------

                           INSTRUCTIONS OF DEPOSITORS
                           --------------------------

In connection with the Option Agreement, dated as of May 2, 2002, made and entered into by and between EPC and Brant (the "Option Agreement"), the Agent shall disburse the Assets:

..    to exercise its Option under the Option Agreement, EPC (or its designee(s), as the case may be) shall, prior to the close of business on April 30, 2003 (the "Expiration Date") give written notice substantially in the form of Annex A hereto (each, an "Exercise Notice") to the Agent and Brant specifying the number of Option Shares it is purchasing and EPC (or its designees) shall pay, by wire transfer to the Escrow Agent, an amount equal to the product of (x) $0.35 and (y) the number of Option Shares being purchased. Upon receipt of the Exercise Notice and purchase price funds, the Escrow Agent shall deliver the certificate representing the Option Shares to EPC's transfer agent (American Stock Transfer & Trust Co., 40
     Wall Street, New York, NY 10005, Attn: Karen Lazar/Mark Smith) (the "Transfer Agent"), accompanied by an executed stock power or powers deposited by Brant, which shall be dated and completed by the Escrow Agent, together with instructions to the Transfer Agent (substantially in the form of Annex B hereto) to deliver a new certificate for the Option shares being purchased to EPC (or its designee(s), as the case may be) and to deliver a new certificate registered in the name of Brant for the balance of the Option shares to the Escrow Agent. Such new certificates shall bear the same restrictive legends as the certificate submitted to the Transfer
     Agent, except that the certificate issued to EPC or its designee(s) shall not bear the legend that they are subject to the Option Agreement. Promptly after submitting the stock certificate and power and instruction letter to the transfer agent, the Escrow Agent shall remit the purchase price funds received from EPC or its designees to Brant. Promptly following the Expiration Date and the processing of any Option exercise made prior to the close of business on the Expiration Date, the Agent shall deliver the certificate for any unpurchased Option Shares to Brant;

..    at any time and from time to time, in accordance with a Joint Written
     Direction. The Depositors, as between themselves, agree to promptly furnish the Agent with Joint Written Directions as to release of the Assets as necessary to effect the provisions of the Option Agreement. For purposes hereof, "Joint Written Direction" shall mean a written direction executed by the Depositors and directing the Agent to disburse all or a portion of the Assets. Such Joint Written Direction may be executed in counterparts; or

..    pursuant to a court order issued by a court of competent jurisdiction from which no further appeal may be taken.

Written instructions as to investments of cash in the Account may be given only by Brant. Any other instruction as to Assets shall require a joint written instruction from both Depositors (which may be executed in counterparts).

                                                          Annex A to Schedule II
                                                          ----------------------

                                                         _________________, 200_

US Bank
Corporate Trust Services
100 Wall Street, 16th Floor
New York, NY  10005

Attn:  Adam Berman

         Re:    Environmental Power Corporation ("EPC")/Brant;
                Escrow Account No. 77095040
                ------------------------------------------------

Dear Mr. Berman:

         The undersigned [, as a designee of EPC,] hereby exercises the Option under the Stock Option and Right of First Refusal Agreement dated as of May 2, 2002 between EPC and Benjamin J. Brant to purchase ___ shares of EPC Common Stock.

         The undersigned is wiring to you the purchase price of $__________ ($0.35 per share being purchased).

         Please arrange for the certificate for such shares to be registered and delivered by the transfer agent as follows:

         Name:          _______________________
         Tax ID No.:    _______________________
         Address:       _______________________
                        _______________________

         Thank you very much for your assistance.

                                             Very truly yours,

                                             [ENVIRONMENTAL POWER CORPORATION]
                                             [Designee name]
         cc:  Benjamin J. Brant
         7553 S. Gartner Road
         Evergreen, CO 80439

[If applicable, in separate letter or at bottom of page: EPC hereby confirms that __________ is EPC's designee with respect to the exercise provided above

         ENVIRONMENTAL POWER CORPORATION

         By: ______________________________
             Name:
             Title: ]

                                                          Annex B to Schedule II
                                                          ----------------------

                                                         _________________, 200_

American Stock Transfer & Trust Co.
40 Wall Street
New York, NY  10005

Attn:    Karen Lazar/Mark Smith

         Re:    Environmental Power Corporation (the "Company")
                -----------------------------------------------

Dear Ms. Lazar and Mr. Smith:

         Enclosed please find Certificate No. _____ (the "Existing Certificate") representing _____ shares of Common Stock of the Company registered in the name of Benjamin J. Brant, together with [a stock power] [stock powers] executed by Mr. Brant to transfer ____ of such shares to [the Company] [name of designee] [and an additional ___ of such shares to [name of designee]].

         Please cancel the Existing Certificate and in place thereof issue:

         . a new certificate for [the _______ shares] [____ of the shares] being transferred to [Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, NH 03801] [name and address of designee], which new certificate should bear the same legends as the Existing Certificate except that the legend relating to the Stock Option and Right of First Refusal Agreement should be omitted; and

         .    [add comparable instructions for any additional transferee; and]

         . a certificate for the _____ remaining shares (post-transfer) registered in the name of Benjamin J. Brant, which certificate in Mr. Brant's name for the remaining shares should bear the same legends as the Existing Certificate and should be delivered to US Bank, Corporate Trust Services, 100 Wall Street, 16th Floor, New York, NY 10005, Attn: Adam Berman.

         Please contact Adam Berman at (212) 361-2548 with any questions concerning the above instructions.

         Thank you very much for your assistance.

                                            Very truly yours,

                                            U.S. BANK TRUST NATIONAL
                                            ASSOCIATION

                                            By: ______________________________

                                  SCHEDULE III
                                  ------------

                       AUTOMATIC MONEY MARKET INVESTMENTS
                       ----------------------------------
                         INVESTMENT AUTHORIZATION LETTER
                         -------------------------------

In the absence of specific written direction to the contrary, U.S. Bank Trust National Association (or U.S. Bank) is hereby directed to invest and reinvest proceeds and other available moneys in the following funds as permitted by the operative documents. Please mark one space with an X for the investment vehicle selection, and sign below.

     a.   _____________  First American Prime Obligations Fund (Class A)

     b.           X      First American Treasury Obligations Fund (Class A)
          -------------

     c.   _____________  First American Government Obligations Fund (Class A)

     d.   _____________  First American Tax Free Obligations Fund (Class A)

SEE FIRST AMERICAN FUNDS, INC. PROSPECTUS WHICH HAS BEEN PROVIDED. NOTE THAT THE ABOVE FUNDS' INVESTMENT ADVISOR AND CUSTODIAN ARE SUBSIDIARIES OF U.S. BANCORP. SHARES OF THE ABOVE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK INCLUDING U.S. BANK NATIONAL ASSOCIATION, U.S. BANK TRUST NATIONAL ASSOCIATION, OR ANY OF THEIR AFFILIATES, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. Neither U.S. Bank Trust National Association nor U.S. Bank will vote proxies for the First American Funds. Proxies will be mailed to you for voting.

Fee Basis: Approval of investment of any of these First American mutual funds includes approval of the fund's fees and expenses as detailed in the enclosed prospectus, including advisory and custodial fees and shareholder service expenses (which may be so-called 12b-1 shareholder service fees), which fees and expenses are paid to U.S. Bank Trust National Association or U.S. Bank, subsidiaries of U.S. Bancorp.

 Benjamin J. Brant
----------------------------------      ----------------------------------------
 Name                                    Signature of Authorized Directing Party

----------------------------------      ----------------------------------------
 Trust Account Number                    Title

                                        ----------------------------------------
                                         Date

                                  SCHEDULE IV
                                  -----------

                                  Agent's Fees
                                  ------------

Initial Acceptance Fee:                                                $1,000.00
-----------------------
Includes review of the Escrow Agreement and establishing procedures and controls. (Payable upon execution of the Escrow Agreement.)

Annual Administration Fee:                                             $2,500.00
--------------------------
Covers normal administrative duties as prescribed to the terms of the Escrow Agreement.
(Payable in advance.)

Miscellaneous Services:
-----------------------
Fee per Investment of Funds . . .                                         $75.00
(The above fee will be waived for funds deposited in our money market sweep vehicle that is rated Aaa, AAAm by Moody's
Investor Service and Standard and Poor's Corporation, respectively.)

Out-of-Pocket:                                                           AT COST
--------------
Expenses including but not limited to
postage, shipping and future counsel fees, if necessary. We do not expect the utilization of counsel in this transaction.

NOTE: Charge for performing other services not specifically covered in this schedule will be determined by an appraisal of the services rendered.